UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2009

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 4, 2009, Aon Corporation (the “Company”) entered into a credit agreement (the “New Credit Agreement”) with Citibank, N.A., as administrative agent (the “Administrative Agent”), JP Morgan Chase Bank, N.A., as syndication agent (the “Syndication Agent”), and certain lenders party thereto (the “Lenders”).  The New Credit Agreement replaces the Company’s five-year credit agreement dated as of February 3, 2005, as amended (the “Previous Credit Agreement”) among the Company, the Agent as administrative agent, and the lenders party thereto.

The New Credit Agreement provides the Company with a revolving credit facility with a borrowing capacity of $400,000,000 for a term of three years that will mature on December 4, 2012.  The New Credit Agreement contains certain customary representations and warranties, default provisions and affirmative and negative covenants, including covenants with respect to the ratio of EBITDA to interest expense (which may not be less than 4.0 to 1.0) and the ratio of borrowings to EBITDA (which may not be more than 3.0 to 1.0).

The Company did not draw on the credit facility after entering into the New Credit Agreement.

In addition to the Administrative Agent and the Syndication Agent, The Royal Bank of Canada, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association acted as documentation agents for the New Credit Agreement.  The Administrative Agent, the Syndication Agent and certain of the Lenders, as well as certain of their respective affiliates, have performed, and may, in the future, perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting, and other financial advisory services, for which they have received, and may in the future receive, customary fees and expenses.  In addition, the Company and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the Administrative Agent, the Syndication Agent and certain of the Lenders.

The foregoing summary of the New Credit Agreement contained in this Section 1.01 is qualified in its entirety by reference to the terms and provisions of the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On December 4, 2009, the Company provided the Agent with notice (the “Notice of Termination”) of the termination of the Previous Credit Agreement, and the reduction of the aggregate commitment under the Previous Credit Agreement to zero, in each case effective as of December 4, 2009.  The credit facility available to the Company under the Previous Credit Agreement was undrawn at the time of its termination.

The foregoing summary of the Notice of Termination contained in this Section 1.02 is qualified in its entirety by reference to the terms and provisions of the Notice of Termination, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit

10.1

$400,000,000 Three-Year Credit Agreement dated as of December 4, 2009 among Aon Corporation, Citibank, N.A. as Administrative Agent, JP Morgan Chase Bank, N.A., as Syndication Agent, and the lenders party thereto.

10.2	Notice of Termination dated as of December 4, 2009 of Credit Agreement dated as of February 3, 2005, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Richard E. Barry
Richard E. Barry
Vice President and Deputy General Counsel

Date: December 9, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

$400,000,000 Three-Year Credit Agreement dated as of December 4, 2009 among Aon Corporation, Citibank, N.A. as Administrative Agent , JP Morgan Chase Bank, N.A., as Syndication Agent, and the lenders party thereto.

10.2	Notice of Termination dated as of December 4, 2009 of Credit Agreement dated as of February 3, 2005, as amended.